                                                                      EXHIBIT 12

LEVEL 3 COMMUNICATIONS, INC.
Calculation of Ratios of Earnings to Fixed Charges
($ in millions, except for ratios)

                                                                         Three Months
                                                                        Ended March 31,
                                                                     ---------------------
                                                                        2000       1999
                                                                     ---------   ---------

Earnings (Loss) from Continuing Operations Before Taxes               $ (225)     $ (126)

    Interest on Debt, net of Capitalized Interest                         50          53

    Interest Expense on Portion of Rental Expense                          4           3
                                                                     --------    --------

Earnings Available for Fixed Charges                                  $ (171)      $ (70)
                                                                     ========    ========



Interest on Debt                                                       $ 117        $ 64

    MFS Preferred Dividends

    Interest Expense Portion of Rental Expense                             4           3
                                                                     --------    --------

Total Fixed Charges                                                    $ 121        $ 67
                                                                     ========    ========


Ratio of Earnings to Fixed Charges                                         -           -
                                                                     ========    ========

Deficiency                                                            $ (292)     $ (137)
                                                                     ========    ========



                                                                                     Fiscal Year Ended
                                                             -------------------------------------------------------------
                                                                1999         1998          1997         1996         1995
                                                             --------    ----------    ----------   ---------    ---------

Earnings (Loss) from Continuing Operations Before Taxes       $ (580)        $ (22)         $ 70       $ 116         $ (4)

    Interest on Debt, net of Capitalized Interest                174           133            15          33           52

    Interest Expense on Portion of Rental Expense                 13             6             -           1            -
                                                             --------    ----------    ----------   ---------    ---------

Earnings Available for Fixed Charges                          $ (393)        $ 117          $ 85       $ 150         $ 48
                                                             ========    ==========   ===========   =========    =========



Interest on Debt                                               $ 289         $ 147          $ 15        $ 38         $ 72

    MFS Preferred Dividends                                                                                             8

    Interest Expense Portion of Rental Expense                    13             6             -           1            -
                                                             --------    ----------   -----------   ---------    ---------

Total Fixed Charges                                            $ 302         $ 153          $ 15        $ 39         $ 80
                                                             ========    ==========   ===========   =========    =========


Ratio of Earnings to Fixed Charges                                 -             -          5.73        3.87            -
                                                             ========    ==========   ===========   =========    =========

Deficiency                                                    $ (695)        $ (36)          $ -         $ -        $ (32)
                                                             ========    ==========   ===========   =========    =========
